[Execution Version]

SECURED PROMISSORY NOTE

$12,000,000	November 26, 2014

     FOR VALUE RECEIVED, Northstar Healthcare Inc., a British Columbia registered corporation (“Maker”), unconditionally promises to pay to the order of Steven Ganss, an individual, in his capacity as the Seller Representative and Collateral Agent under the hereinafter defined Purchase Agreement (in such capacity, “Payee”), for the ratable benefit of Sellers (as defined in the hereinafter defined Purchase Agreement), without setoff, at his address at 10740 N. Central Expressway, Suite 275, Dallas, TX 75231, or at such other place as may be designated by Payee, the principal amount of Twelve Million and No/100 Dollars ($12,000,000.00), together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate (the “Rate”), and in accordance with the payment schedule indicated below.

     This Promissory Note (this “Note”) is executed pursuant to that certain Membership Interest Purchase Agreement, dated as of November 26, 2014 (the “Effective Date”), by and among Maker, Northstar Healthcare Subco, LLC, a Delaware limited liability company, Athas Health, LLC, a Texas limited liability company, Payee and each other Seller party thereto (as amended, restated, or otherwise modified from time to time, the “Purchase Agreement”), and is secured in part by that certain Security Agreement, dated as of the Effective Date, among Maker, Northstar Healthcare Surgery Center - Scottsdale, LLC, an Arizona limited liability company, and Payee (as amended, restated, or otherwise modified from time to time, the “Security Agreement”), to which reference is made for a statement of the collateral, rights, and obligations of Maker and Payee in relation thereto, but neither this reference to the Purchase Agreement, the Security Agreement, nor any provision thereof, shall affect or impair the absolute and unconditional obligation of Maker to pay unpaid principal of and interest on this Note when due.

1.	Defined Terms. In addition to the capitalized terms defined elsewhere in this

Note:

“Business Day” has the meaning assigned to it in the Security Agreement.

“Debt Documents” has the meaning assigned to it in the Security Agreement. “Default Rate” is defined in Section 8.

“Event of Default” has the meaning assigned to it in the Security Agreement. “Indebtedness” has the meaning assigned to it in the Security Agreement.

“Maturity Date” is defined in Section 4. “Maximum Rate” is defined in Section 2.

“Obligor” and “Obligors” are defined in Section 6.

“Payable Loss” has the meaning assigned to it in the Purchase Agreement.

“Seller” and “Sellers” have the meaning assigned to them in the Purchase Agreement.

     2. Rate. Prior to the Maturity Date or an Event of Default, the Rate shall be the lesser of (a) the Maximum Rate or (b) (i) for the period from the Effective Date to January 1, 2015, 3% per annum, (ii) for the period from January 2, 2014 to the Maturity Date, 11% per annum. From and after the Maturity Date, the Rate shall be the Default Rate. Notwithstanding any provision of this Note or any other agreement or commitment between Maker and Payee, whether written or oral, express, or implied, Payee shall never be entitled to charge, receive or collect, nor shall amounts received hereunder be credited so that Payee shall be paid, as interest a sum greater than interest at the Maximum Rate. It is the intention of the parties that this Note, and all instruments securing the payment of this Note or executed or delivered in connection therewith, shall comply with applicable law. If Payee ever contracts for, charges, receives, or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note or any other event, should cause such interest to exceed the Maximum Rate, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note or any other Indebtedness, and if this Note and such other Indebtedness are paid in full, any remaining excess shall be paid to Maker. In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated, and amortized throughout the entire term of this Note until its payment in full. The term “Maximum Rate” as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Delaware law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter, or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate.

     3. Accrual Method. Interest on the Indebtedness evidenced by this Note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided herein.

     4. Payment Schedule. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any expenses, costs, or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Maker shall be obligated or Payee shall be entitled pursuant to the provisions of this Note or the other Debt Documents, (b) the payment of accrued but unpaid interest hereon, and (c) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity. If an Event of Default exists, then Payee may, at the sole option of Payee, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b), or (c) above without regard to the order of priority otherwise specified herein and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. This Note shall be due and payable as follows:

(a) One (1) payment of principal on December 21, 2014 in the amount of $1,000,000;

(b) One (1) payment of principal on April 1, 2015 in the amount of $1,000,000;

(c) Consecutive monthly payments of principal and interest, each in an amount sufficient to fully amortize the outstanding principal balance of this Note as of May 1, 2015, on a straight line basis, over a period of thirty six (36) months, commencing on May 1, 2015, and continuing on the same day of each successive month thereafter until April 1, 2018 (the “Maturity Date”); and

(d) One (1) payment of the entire outstanding principal balance of this Note, plus accrued and unpaid interest thereon, shall be due and payable in full in one payment on the Maturity Date.

     5. Delinquency Charge. In the event any installment owing under this Note, or any part thereof, remains unpaid for ten (10) or more days past the due date thereof as provided above, Maker shall pay to Payee, in addition to any other amounts to which Payee may be entitled hereunder, a reasonable late payment fee equal to 5.00% of the amount of said installment, which amount is stipulated by Maker to be reasonable in order to compensate Payee for its additional costs incurred as a result of having to attend to such delinquency. This late charge should be paid only once as to such amount as is due and owing, but promptly, as to each respective late payment. It is further agreed that the imposition of any such late payment fee shall in no way prejudice or limit Payee’s rights or remedies against Maker under this Note or any of the other Debt Documents. In the event any check or other payment item used to make a payment to Payee is dishonored for any reason, Maker shall pay to Payee, in addition to any other amounts to which Payee may be entitled hereunder, a reasonable processing fee of $30.00 (or the maximum amount provided from time to time under applicable law). This processing fee should be paid once with respect to each dishonor of a check or other payment item. It is further agreed that the imposition of any such processing fee shall in no way prejudice or limit Payee’s rights or remedies against Maker under this Note or any of the other Debt Documents.

     6. Waivers, Consents and Covenants. Maker, any indorser or guarantor hereof, or any other party hereto (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other Debt Documents now or hereafter executed in connection with any obligation of Maker to Payee; (b) consents to all delays, extensions, renewals, or other modifications of this Note or the Debt Documents, or waivers of any term hereof or of the Debt Documents, or release or discharge by Payee of any Obligors, or release, substitution, or exchange of any security for the payment hereof, or the failure to act on the part of Payee, or any indulgence shown by Payee (without notice to or further assent from any Obligors); (c) agrees that no such action, failure to act or failure to exercise any right or remedy by Payee shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Payee of, or otherwise affect, any of Payee’s rights under this Note, under any indorsement or guaranty of this Note or under any of the Debt Documents; and (d) agrees to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Payee’s rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney’s fees, including fees related to any suit, mediation, or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings, or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

     7. Prepayments. Prepayments may be made in whole or in part at any time without premium or penalty.

     8. Remedies Upon Default. During the existence of an Event of Default, the entire balance outstanding hereunder and all other obligations of any Obligor to Payee (however acquired or evidenced) shall, at the option of Payee, become immediately due and payable; provided, however, Payee may not require all such obligations of Obligor hereunder to become immediately due and payable so long as there remains unpaid any Payable Loss arising from the breach of any of the Fundamental Reps. From and after an Event of Default, the Rate on the unpaid principal balance of this Note shall be increased at Payee’s discretion up to the lesser of (i) 12.00%, or (ii) the Maximum Rate (the lesser of such percentages being the “Default Rate”). The provisions herein for a Default Rate (a) shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Obligors a right to cure any default, and (b) shall be deemed the contract rate of interest applicable to the outstanding principal balance of the Note from and after the occurrence of one of the events set forth in this Section. At Payee’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon an Event of Default, Payee is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights, and interests of any Obligor which at any time shall come into the possession or custody or under the control of Payee or any of its agents, affiliates, or correspondents, any and all obligations due hereunder. Additionally, Payee shall have all rights and remedies available under each of the Debt Documents, as well as all rights and remedies available at law or in equity.

     9. Waiver. The failure at any time of Payee to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Payee shall be cumulative and may be pursued singly, successively or together, at the option of Payee. The acceptance by Payee of any partial payment shall not constitute a waiver of any default or of any of Payee’s rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Payee unless the same shall be in writing, duly signed on behalf of Payee; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Payee or the obligations of Obligors to Payee in any other respect at any other time.

     10. Incorporation. Sections 13.2 and 13.12 of the Purchase Agreement are incorporated herein by reference and shall apply to the terms and conditions of this Note and each party mutatis mutandis.

     11. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Debt Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     12. Binding Effect. This Note shall be binding upon and inure to the benefit of Obligors and Payee and their respective successors, assigns, heirs, and personal representatives, provided, however, that no obligations of Obligors hereunder can be assigned without prior written consent of Payee.

     13. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

     14. Commercial Purpose. MAKER REPRESENTS TO PAYEE THAT THE INDEBTEDNESS UNDER THIS NOTE IS TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. MAKER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE.

     15. Collection. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

     16. Waiver of Jury Trial. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS NOTE OR ANY OF THE DEBT DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY PAYEE IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR THE OTHER DEBT DOCUMENTS.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

EXECUTED as of the Effective Date.

MAKER:	ADDRESS:

Northstar Healthcare Inc.,	4120 Southwest Freeway Suite 150
a British Columbia registered corporation	Houston, TX 77047

By:
Name:
Title:

[Signature Page to Promissory Note (Athas)]